UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 4, 2011

CAMBRIDGE HOLDINGS, LTD.
(Exact name of Registrant as specified in its charter)

Colorado	0-12962	84-0826695
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 S. University Blvd., #14, Denver, Colorado	80209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 722-4008

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) To amend and supplement Item 4.01 information as reported on Forms 8-K as filed by Cambridge Holdings, Ltd. (the “Company”) on August 8, 2011 and October 20, 2011 the Company provides the following information.

Cambridge Holdings, Ltd. (the “Company”) received notice on or about July 5, 2011 from Cordovano and Honeck, LLP (“Honeck”), its independent registered public accounting firm that it would not stand for reappointment to audit the Company’s financial statements. Honeck provided this notice due to rules promulgated by the Public Company Accounting Oversight Board. Under these rules, Honeck is precluded from auditing the financial statements due to the partner rotation requirements approved by the Securities and Exchange Commission as part of the Sarbanes-Oxley Act of 2002. The Securities Act of 1934 was amended to include the following requirements:

‘‘(j) AUDIT PARTNER ROTATION. - It shall be unlawful for a registered public accounting firm to provide audit services to an issuer if the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has performed audit services for that issuer in each of the 5 previous fiscal years of that issuer.’’.

Cordovano and Honeck LLP provided audit services to the Company for the fiscal years June 30, 2006 to 2010.  Honeck’s reports on the financial statements of the Company as of June 30, 2010 and 2009 and for the years then ended, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The report for the year ended June 30, 2010, however, contained a “going concern” paragraph.

Furthermore, for the years ended June 30, 2010 and 2009 and the subsequent interim period through the present, there were no disagreements with Honeck on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Honeck, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports to the Company’s financial statements for such years. During the years ended June 30, 2010 and 2009 and the subsequent interim period through the present, there were no “reportable events” as such term is defined in Item 304(a) of Regulation S-B.

On or about August 12, 2011 Honeck advised the Company concerning Public Company Accounting Oversight Board (PCAOB) pending sanctions against Honeck.  On October 12, 2011 (date as stated on PCAOB website), sanctions against the Company’s former independent registered public accounting firm, Cordovano and Honeck, LLP became effective. On October 13, 2011 (date as stated on October 14, 2011 letter from United States Securities and Exchange Commission (“SEC”)), the PCAOB revoked the registration of Honeck. Accordingly, the Company will therefore in the future no longer be able to include in filings with the SEC financial statements audited by Honeck, as they are no longer a PCAOB registered firm.

The Company has provided Honeck with a copy of this Form 8-K/A prior to its filing and has requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Honeck agrees with the above statements and, if not, stating the respects it does not agree. Honeck has furnished that letter, and a copy of it is attached as Exhibit 16.1 to this Form 8-K/A.

On August 4, 2011, the Company’s Board of Directors took action to name the accounting firm of Schumacher & Associates, Inc., Certified Public Accountants, 7931 S. Broadway, #314, Littleton, CO 80122. The engagement of Schumacher & Associates, Inc. was effective on August 4, 2011.

Prior to Schumacher & Associates, Inc’s engagement, the Company did not consult with that firm as to the type of audit opinion that might be rendered on the Company’s financial statements nor did Schumacher & Associates, Inc. provide any written or oral advice relating to any accounting, auditing or financial issue relating to the Company regarding any of the matters or events set forth in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

16.1	Letter from Cordovano and Honeck, LLP. to the Securities and Exchange Commission, dated November 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Cambridge Holdings, Ltd. (Registrant)

November 10, 2011	By:	/s/ Jeffrey G. McGonegal
	Name:	Jeffrey G. McGonegal
	Title:	Senior Vice President-Finance and Chief Financial Officer